SECTION 906 CERTIFICATION
     We, James E. Ross, President and Principal Executive Officer, and Chad C. Hallett, Treasurer and Principal Financial Officer, of The Select Sector SPDR® Trust (the “Registrant”), certify that:
1.	The report on Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ James E. Ross James E. Ross
President and Principal Executive Officer

Date: June 4, 2012

By:	/s/ Chad C. Hallett Chad C. Hallett
Treasurer and Principal Financial Officer
Date: June 4, 2012